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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                   FORM 8-A/A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         MoneyGram Payment Systems, Inc.
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             (Exact name of registrant as specified in its charter)


               DELAWARE                                 84-1327808
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

        7401 W. Mansfield Avenue
           Lakewood, Colorado                             80235
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(Address of principal executive offices)               (Zip Code)


   If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) check the following box [X]



   If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) check the following box [ ]


   Securities Act registration statement file number to which this form relates Not Applicable

   Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                 Name of each exchange on which
         to be so registered                Each class is to be registered
         ___________________                _______________________________


     Common Stock Purchase Rights               New York Stock Exchange
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   Securities to be registered pursuant to Section 12(g) of the Act:



                                      None
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                                 Title of Class

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     This amendment amends the Registration Statement on Form 8A, dated May 11,
1998, filed by MoneyGram Payment Systems, Inc., a Delaware corporation. The cover page to such Registration Statement is amended to read substantially in the form of the cover page to this amendment.


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                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            MoneyGram Payment Systems, Inc.



                                            By /s/ Andrea M. Kenyon
                                               ---------------------------------
                                                   Andrea M. Kenyon
                                                   General Counsel and Secretary


Date:             May 19, 1998